UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) August 27, 2004
                                                         ---------------


                        NEWPORT INTERNATIONAL GROUP, INC.
                        ---------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                                    Delaware
                                    --------
                 (State or Other Jurisdiction of Incorporation)


                  0-30587                        23-3030650
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         (Commission File Number)     (IRS Employer Identification No.)


            73061 El Paseo, Suite 202, Palm Desert, California 92260
            --------------------------------------------------------
              (Address of Principal Executive Offices) (Zip Code)


                                 (760) 779-0251
                                 --------------
              (Registrant's Telephone Number, Including Area Code)


          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

         [_] Written communications pursuant to Rule 425 under the Securities
             Act (17 CFR 230.425)

         [_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
             (17 CFR 240.14a-12)

         [_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [_] Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 1.   REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01    Entry into a Material Definitive Agreement.
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Item 3.02    Unregistered Sale of Equity Securities.
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         On August 27, 2004, the Company entered into a Common Stock and Warrant
Purchase Agreement with Robinson Reed, Inc. pursuant to which the Company will issue up to 5,000,000 shares of its common stock at a price per share equal to 85% of the average of the reported bid prices of the common shares of the Company for the ten trading days prior to the separate closings contemplated by the agreement, but not greater than $1.60 per share. The initial closing occurred on August 31, 2004, at which time the Company issued 1,000,000 shares of its common stock, and the Company received $1,021,650, net of transaction costs. Newport will also issue to the purchaser warrants to purchase up to approximately 625,000 shares of common stock of the Company (subject to completion of the closings) exercisable over a five-year term at an exercise price based on the average purchase price of the common stock pursuant to the agreement. The three additional closing dates will occur through October 29, 2004, and each party may terminate the purchase arrangements following the next closing, in which event the common stock and warrants to be issued to the purchaser would be reduced proportionately. The agreement also contains a put option affording the purchaser the right to have the Company reacquire all or a portion of the shares purchased at a price of $1.25 per share in the event the average price for a common share is less than $1.25 for a period of ten consecutive trading days during an option period commencing eight months after the effective date of the Company's registration statement and extending for a period of twelve months thereafter.

         The Company also issued to a placement agent for the transaction a warrant to purchase up to 75,000 shares of common stock at the above exercise price for a five-year term for serving as placement agent for the transaction. The placement agent is not affiliated with the purchaser. Newport is obligated to file a registration statement covering the resale of the common shares issuable in the transaction within 45 days of the final closing for the purchases.

         Inasmuch as the purchaser was a sophisticated institutional investor, which had access to applicable information pertaining to the Company, and provided appropriate investment representations, the issuance of the securities was exempt from registration pursuant to Section 4(2) of the Act.

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
                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        NEWPORT INTERNATIONAL GROUP, INC.



                                        By: /s/ Cery Perle
                                            -------------------------
                                            Cery Perle, President and
                                            Chief Executive Officer


DATED:  September 2, 2004

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